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EXHIBIT 21.1

Subsidiaries of Bruker Corporation

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Energy & Supercon Technologies, Inc.	Delaware, USA
Bruker AXS Inc.	Delaware, USA
Bruker BioSciences Security Corporation	Massachusetts, USA
Bruker BioSpin Corporation	Massachusetts, USA
Bruker Daltonics Inc.	Delaware, USA
Bruker Optics Inc.	Delaware, USA
Bruker Advanced Supercon GmbH(1)	Germany
Bruker EAS GmbH(1)	Germany
Bruker HTS GmbH(1)	Germany
Hydrostatic Extrusions Ltd.(1)	United Kingdom
RI Research Instruments GmbH(2)	Germany
Bruker AXS GmbH(3)	Germany
Bruker AXS Handheld Inc.(4)	Delaware, USA
Bruker AXS K.K.(4)	Japan
Bruker AXS B.V.(4)	Netherlands
Bruker Austria GmbH(5)	Austria
Bruker AXS Analytical Instruments Pvt. Ltd.(5)	India
Bruker AXS Nordic AB(5)	Sweden
Bruker AXS Pte Ltd(5)	Singapore
Bruker AXS SAS(5)	France
Bruker AXS S.r.l.(5)	Italy
Bruker do Brasil Ltda.(5)	Brazil
Bruker Elemental GmbH(5)	Germany
Bruker Mexicana S.A. de C.V.(5)	Mexico
Bruker Polska Sp. Z o.o.(5)	Poland
Bruker South Africa (Pty) Ltd.(5)	South Africa
MRI Physikalische Gerate GmbH(5)	Germany
Bruker Nano GmbH(6)	Germany
S.I.S. Inc.(6)	California, USA
Bruker Baltic Ltd.(7)	Latvia
InCoaTec GmbH(8)	Germany
Spectral Solutions AB(9)	Sweden
Bruker BioSpin Invest AG(10)	Switzerland
Bruker BioSpin AG(11)	Switzerland
Bruker BioSpin Espanola S.A.(11)	Spain
Bruker BioSpin International AG(11)	Switzerland
Bruker BioSpin K.K.(11)	Japan
Bruker BioSpin Korea Co. Ltd.(11)	Korea
Bruker BioSpin MRI GmbH(11)	Germany
Bruker BioSpin MRI Inc.(11)	Massachusetts, USA
Bruker BioSpin MRI Ltd.(11)	United Kingdom
Bruker BioSpin Scandinavia AB(11)	Sweden
Bruker BioSpin B.V.(11)	Netherlands
Bruker BioSpin Ltd.(11)	Canada
Bruker BioSpin Ltd.(11)	United Kingdom
Bruker BioSpin S.A.(11)	France
Bruker BioSpin S.A./N.V.(11)	Belgium
Bruker BioSpin S.r.l.(11)	Italy
Bruker Scientific Isreal Ltd.(11)	Israel
Bruker (Beijing) Technologies & Services Co. Ltd.(12)	China
Bruker (Malaysia) SDN BHD(12)	Malaysia
Bruker BioSpin Pte Ltd.(12)	Singapore
Bruker—Rossia LLC(12)	Russia
Bruker India Scientific PVT, Ltd.(12)	India
Bruker AXS Ltd.(13)	United Kingdom
Oxford Research Systems Ltd.(14)	United Kingdom
Bruker BioSpin PTY Ltd.(15)	Australia
Bruker India Suppliers PVT, Ltd.(16)	India
Bruker Physik GmbH(17)	Germany
Bruker BioSpin GmbH(18)	Germany
Bruker Elektronik GmbH(18)	Germany
Perch Solutions OY(19)	Finland
Bruker Daltonik GmbH(20)	Germany
Bruker BioSciences Espanola S.A.(21)	Spain
Bruker BioSciences Korea Co., Ltd.(21)	South Korea
Bruker BioSciences Pty. Ltd.(21)	Australia

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Taiwan Co. Ltd.(21)	Taiwan
Bruker Daltonics K.K.(21)	Japan
Bruker Daltonics Pte Ltd(21)	Singapore
Bruker Daltonics Pty Ltd.(21)	South Africa
Bruker Daltonics Scandinavia AB(21)	Sweden
Bruker Daltonics SPRL/BVBA(21)	Belgium
Bruker Daltonics B.V.(21)	Netherlands
Bruker Daltonics GmbH(21)	Switzerland
Bruker Daltonics LTD(21)	Canada
Bruker Daltonics Ltd.(21)	United Kingdom
Bruker Daltonics S.r.l.(21)	Italy
Bruker Daltonique S.A.(21)	France
Bruker Detection Corporation(21)	Massachusetts, USA
Bruker Daltonics s.r.o.(22)	Czech Republic
Bruker Saxonia Mechanik GmbH(22)	Germany
Bruker Labmate Private Limited(23)	India
Bruker Optics K.K.(24)	Japan
Bruker Optics GmbH(24)	Switzerland
Bruker Optics LTD(24)	Canada
Bruker Optics Ltd.(24)	United Kingdom
Bruker Optik GmbH(24)	Germany
Bruker Instruments Ltd.(25)	China
Bruker Optics AB(25)	Sweden
Bruker Optics Ukraine(25)	Ukraine
Bruker Optics B.V.(25)	Netherlands
Bruker Optics S.r.l.(25)	Italy
Bruker Optik Asia Pacific Limited(25)	Hong Kong
Bruker Optique SA(25)	France
Bruker Optics Korea(26)	South Korea
Bruker Optics Taiwan Ltd.(27)	Taiwan
Bruker Optik Southeast Asia Pte Ltd(27)	Singapore
RPD Tool AG(28)	Switzerland

(1)
These entities are wholly-owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)
RI Research Instruments GmbH is an indirect subsidiary of Bruker Energy & Supercon Technologies, Inc. RI Research Instruments GmbH is 51% owned by Bruker Energy & Supercon Technologies, Inc.

(3)
Bruker AXS GmbH is 90% owned by Bruker AXS Inc. and 10% by Bruker Corporation.

(4)
These entities are wholly-owned subsidiaries of Bruker AXS Inc.

(5)
These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(6)
These entities are wholly-owned subsidiaries of Bruker Elemental GmbH.

(7)
Bruker Baltic Ltd. is an indirect subsidiary of Bruker AXS GmbH. Bruker Baltic Ltd. is 90% owned by Bruker AXS GmbH.

(8)
InCoaTec GmbH is an indirect subsidiary of Bruker AXS GmbH. InCoaTec GmbH is 51% owned by Bruker AXS GmbH.

(9)
Spectral Solutions AB is a wholly-owned subsidiary of Bruker AXS Nordic AB.

(10)
Bruker BioSpin Invest AG is 90% owned by Bruker BioSpin Corp. and 10% owned by Bruker Corporation.

(11)
These entities are wholly-owned subsidiaries of Bruker BioSpin Invest AG.

(12)
These entities are wholly-owned subsidiaries are Bruker BioSpin International AG.

(13)
Bruker AXS Ltd. is a wholly-owned subsidiary of Bruker BioSpin Ltd.

(14)
Oxford Research Systems, Ltd. is 50% owned by Bruker BioSpin Invest AG and 50% owned by Bruker BioSpin Ltd.

(15)
Bruker BioSpin PTY Ltd. is 99.99% owned by Bruker BioSpin Invest AG and 0.01% owned by Oxford Research Systems, Ltd.

(16)
Bruker India Suppliers PVT, Ltd. is wholly-owned subsidiaries of Bruker India Scientific PVT, Ltd.

(17)
Bruker Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(18)
These entities are 100% owned by Bruker Physik GmbH.

(19)
Perch Solution OY is an indirect subsidiary of Bruker BioSpin GmbH. Perch Solution OY GmbH is 51% owned by Bruker BioSpin GmbH.

(20)
Bruker Daltonik GmbH is 90% owned by Bruker Daltonics Inc. and 10% by Bruker Corporation.

(21)
These entities are wholly-owned subsidiaries of Bruker Daltonics Inc.

(22)
These entities are wholly-owned subsidiaries of Bruker Daltonik GmbH.

(23)
Bruker Labmate Private Limited is an indirect subsidiary of Bruker Daltonik GmbH. Bruker Labmate Private Limited is owned 69.99% by Bruker Daltonik GmbH and 0.0003% owned by Bruker Daltonics Ltd.

(24)
These entities are wholly-owned subsidiaries of Bruker Optics Inc.

(25)
These entities are wholly-owned subsidiaries of Bruker Optik GmbH.

(26)
Bruker Optics Korea is a wholly-owned subsidiary of Bruker Optics K.K.

(27)
These entities are wholly-owned subsidiaries of Bruker Optik Asia Pacific Limited.

(28)
RPD Tool AG is an indirect subsidiary of Bruker Optik GmbH. RPD Tool AG is owned 19% by Bruker Optics GmbH.

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  EXHIBIT 21.1
Subsidiaries of Bruker Corporation